                                                                    Exhibit 10.1

                       SEPARATION AND CONSULTING AGREEMENT

     This Separation and Consulting  Agreement (the "Agreement") is entered into as of the 16th day of  October,  2007  (the  "Effective  Date")  by and  between
NovaStar Mortgage,  Inc., on behalf of itself, NovaStar Financial,  Inc. and all direct and indirect  subsidiaries  thereof (all of the foregoing,  collectively, the "Company") and Dave Pazgan ("Consultant").

     WHEREAS,  the Company and Consultant are parties to an Employment Agreement dated July 15, 2004, as amended December 21, 2006 (the "Employment  Agreement"), which  provides  for  certain  benefits  and  obligations  upon  an  involuntary termination by the Company of Consultant's employment with the Company;

     WHEREAS,  Consultant's employment by the Company is being terminated by the
Company,  without "cause" (as described in the Employment Agreement),  as of the
Effective Date pursuant to this  Agreement,  and the Company desires to ensure a smooth and  orderly  transition  of business  by  reserving  the right to obtain
Consultant's services for a limited period of time as provided herein.

     NOW,  THEREFORE,  in  consideration  of the mutual covenants and agreements contained herein, the Company and Consultant agree as follows:

1.   Termination of Employment.

     1.1  Termination.   Consultant's   employment  by  the  Company  is  hereby
terminated  by the Company,  without  "cause" (as  described  in the  Employment
Agreement), as of the Effective Date.

     1.2 Accrued Wages and Vacation. Consultant shall be entitled to payment, in accordance with the Company's  normal payroll  schedule  following the Effective
Date,  of amounts  payable in respect of (a) wages  accrued  from the end of the period covered by  Consultant's  most recent paycheck to the Effective Date, and
(b) vacation time accrued by Consultant and unused as of the Effective Date.

     1.3 Other Rights and Benefits.  Section 9 of the Employment Agreement shall govern  Consultant's  entitlement to continue health  benefits and  Consultant's stock options and restricted  stock  outstanding  as of the Effective  Date. The rights, benefits and obligations set forth in Section 2 of this Agreement are in full satisfaction all additional rights,  benefits and obligations  specified in
Section 9 of the Employment  Agreement and, to the extent of any  inconsistency, the provisions of Section 9 of the Employment  Agreement are hereby modified and superseded by the provisions of Section 2 of this Agreement. Vesting and payment of benefits  accrued under any benefit plan of the Company that is not addressed by the Employment Agreement shall be governed by the terms of such plan, subject to Section 6.2 hereof.

2.   Consulting Services.

     2.1.  Consulting.  During the period  commencing on the Effective  Date and ending  upon the  earlier  of (a) April 16,  2009 or (b) the death or  permanent disability of Consultant (the "Consulting  Period"),  Consultant  agrees to make himself  available to the Company for up to ten (10) hours per week,  whether by telephone,  e-mail,  or in person, on an as-needed basis to consult with respect to matters that were within  Consultant's  job description  during the course of
Consultant's employment with the Company. Consultant agrees to respond promptly, reasonably and cooperatively to the Company's  requests for assistance.  Barring
special   circumstances,   the   consulting   hours  shall  not  be  cumulative;
accordingly,  hours not used within a given week will be waived by the  Company, but Consultant will

receive his full consulting  compensation for such week under Section 2.2 below.
However,  the Company  reserves the right to require  Consultant to provide more than ten (10) hours of service per week in the event that special  circumstances arise in which  Consultant's  unique  assistance  is  required  by the  Company.
(Examples of special  circumstances  include, but are not limited to, assistance in litigation or  responding to government  inquiries.)  In order to protect the
Company's  confidential and trade secret information from use or disclosure to a party  other  than  Company,  and to enable  Company  to be able to  obtain  the benefits of Consultant's  consulting  obligations  hereunder,  Consultant agrees that  so  long  as he or she is  accepting  consulting  fees  pursuant  to  this
Agreement,  Consultant (a) will not accept  employment or consulting work in any capacity with any competitor of Company, and (b) will abide by the provisions of
Sections 3 and 4 below.

     2.2.  Consulting  Fees.  In  consideration  of  the  services  provided  by
Consultant  during the  Consulting  Period,  Company  agrees to pay Consultant a consulting fee equal to $34,533.33  per month.  The consulting fee shall be paid by the Company in accordance  with a normal payment  schedule  determined by the
Company, but no less frequently than monthly.

     2.3. Consultant's Status;  Taxes.  Consultant's status under this Agreement shall be that of an  independent  contractor to the Company,  and not that of an agent or  employee  of the  Company.  Unless  the  Company  otherwise  agrees in writing, Consultant shall be solely responsible for all expenses he may incur to accomplish  the work to be performed  under this Agreement and for supplying his own equipment,  tools,  materials and/or  supplies.  The Company shall not carry
worker's  compensation  insurance,   health  insurance,   pay  social  security,
unemployment insurance,  retirement benefits, or withhold federal or state taxes
for  Consultant  or  Consultant's   employees,  if  any.  Consultant  is  solely
responsible  for and  agrees  to  report  and pay all  taxes,  social  security, unemployment insurance,  and workman's compensation on any income received under this Agreement and Consultant is responsible for any and all insurance  covering
Consultant. Consultant agrees to indemnify and to hold harmless the Company from and against any and all taxes and/or  penalties  with which it is  assessed,  if any, as a result of  Consultant's  non-payment of taxes on any amounts  received under this Agreement.

     2.4.  No  Authority  to Bind the  Company.  The  Consultant  shall  have no authority to enter into  contracts or  agreements on behalf of the Company or to otherwise  legally bind the Company,  and shall not represent to any person that he has any such authority.

3.   Non-Solicitation.

     Consultant  agrees that,  during the  Consulting  Period:  (a) he shall not either directly or directly interfere with the business of the Company;  and (b)
he shall not directly or indirectly  solicit any of the  Company's  employees to leave the Company  and/or to work for another  employer or business,  whether or not the solicited  employee would commit any breach of his or her own employment terms by leaving the service of the Company.  In  furtherance  of the foregoing,
Consultant  agrees that he will not either  directly or indirectly  initiate any communications or direct others to initiate any  communications  with any of the
Company's employees regarding the possibility of employment elsewhere during the
Consulting Period.

4.   Confidentiality.

     Consultant acknowledges and agrees that the Company has created, developed,
and  adopted   confidential,   proprietary  and/or  trade  secret   information.
Additionally, the Company has entered into agreements with third parties whereby these third  parties  produce  confidential,  proprietary  and/or  trade  secret information  for  the  Company.  Such  information  has  independent  actual  or potential  economic

value  from not being  generally  known to the public or other  persons  who can obtain  economic value from its disclosure or use, and is not readily  available or independently  ascertainable  through any source other than the Company. Such information is subject to reasonable efforts to maintain its secrecy.  The trade secrets of the Company  include,  but are not limited to, the Company's  lending policies and procedures,  contracts and agreements with lenders,  investors, and other clients ("Clients"),  information regarding the Clients (including but not limited to Client lists and potential Client lists), loan applicants,  borrowers and other customers,  budgets,  forecasts,  financial statements,  broker lists, client contracts,  the particular needs of each Client and broker, the manner in which  business  is  conducted  with each  Client  and  broker,  records,  sales techniques,  methods  of  data  processing,  forecasts,  information  concerning employees and their salaries,  performance and personnel file  information,  and various  financial  information  of  the  Company  (collectively,  "Confidential
Information").  Confidential  Information shall not include any information that is  known by or made  available  to the  public  generally.  Consultant  further acknowledges and agrees that Confidential Information belongs to the Company and not to  Consultant.  In  recognition  that the  business  of the Company and the
nature  of  Consultant's  work  will  require   Consultant  to  have  access  to
Confidential  Information of the Company and/or its Clients which,  if disclosed in an unauthorized manner, could be highly prejudicial to the Company and/or its
Clients,  Consultant  agrees as follows:  (a) he will not disclose in any manner any Confidential Information,  either directly or indirectly, except as required in the course of his consulting services with the Company;  and (b) he will take
all  precautions   reasonably   necessary  to  prevent  the  unauthorized   use,
disclosure,  or dissemination  of Confidential  Information in his possession or control.

5.   Release and Waiver of Claims.

     In exchange for this  Agreement,  Consultant  (on behalf of Consultant  and anyone claiming  through or on behalf of Consultant)  releases the Company,  its affiliated  entities,  each of their respective  successors and assigns, and all past and present employees,  officers, directors,  attorneys,  stockholders, and agents of any of the  foregoing  from any and all claims and  potential  claims, whether known or unknown and whether or not matured or  contingent,  demands and causes of action  Consultant has or may have had against any of them arising out of  Consultant's  service or employment  with the Company  through the Effective
Date or the termination thereof,  including claims, demands and causes of action not currently  known to or  contemplated  by the parties,  to the maximum extent permitted  by law.  This  release  includes,  but is not limited to, any and all claims,  demands and causes of action  through and including the Effective  Date that are related to or concern Consultant's service as an officer or employee of the Company;  Consultant's ownership of securities of the Company;  Consultant's
employment   and  the   termination   thereof;   attorneys'   fees  and   costs;
discrimination  under local, state or federal law; Title VII of the Civil Rights
Act of 1964; the Civil Rights Act of 1991; the Americans With  Disabilities Act;
the Employee  Retirement  Income  Security  Act of 1974;  the Family and Medical
Leave Act;  severance pay; tort claims  including but not limited to invasion or privacy,  defamation,  fraud and infliction of emotional distress; disputed wage claims; and all other claims,  demands, and causes of action, whether they arise in the United States of America or elsewhere, to the maximum extent permitted by law. Notwithstanding the foregoing, this release does not include (a) any rights or benefits as set forth in this Agreement, or (b) any rights to indemnification under the  Company's  certificate  of  incorporation,  bylaws  or any  agreement relating to indemnification or any policy of directors and officers insurance.

6.   Compliance.

     6.1  Securities  Laws.  Consultant  agrees  to comply  with all  applicable federal and state  securities  laws in connection  with the purchase and sale of shares of the Company's capital stock arising by reason of or in connection with the former employment relationship of the Consultant with the Company, including but not limited to compliance with Rule 10b-5  promulgated  under Securities and

Exchange Act of 1934,  as amended (the  "Exchange  Act"),  and  compliance  with
Section 16 of the Exchange Act,  including but not limited to making any and all necessary filings under Section 16 of the Exchange Act.

     6.2 Section 409A of the Internal  Revenue Code.  To the extent  applicable, this Agreement and the Employment Agreement shall be interpreted,  construed and operated in  accordance  with the Section 409A of the  Internal  Revenue Code of
1986, as amended (the "Code"),  and the Treasury  regulations and other guidance issued  thereunder.  If on the date of the Consultant's  separation from service
(as  defined  in  Treasury  Regulation  ss.1.409A-1(h))  with  the  Company  the
Consultant is a specified employee (as defined in Code Section 409A and Treasury
Regulation   ss.1.409A-1(i)),   no  payment   constituting   the   "deferral  of
compensation" within the meaning of Treasury Regulation ss.1.409A-1(b) and after
application    of   the    exemptions    provided   in    Treasury    Regulation
ss.ss.1.409A-1(b)(4) and 1.409A-1(b)(9)(iii)  shall be made to Consultant at any time during the six (6) month period following the Consultant's  separation from service,  and any such amounts  shall instead be paid in a lump sum on the first payroll  payment date  following  expiration of such six (6) month  period.  For purposes of conforming the Employment Agreement to Section 409A of the Code, the
parties  agree  that  the  definition  of "Good  Reason"  under  the  Employment
Agreement is hereby amended to conform with the IRS safe harbor definition under
Treasury  Regulation  ss.1.409A-1(n)(2)(ii)  and that the  Company  shall have a period of thirty (30) days to remedy any conditions giving rise to a Good Reason termination. Consultant understands and acknowledges that payment of the portion of Consultant's  benefit under the Company's Deferred  Compensation Plan that is subject to Section  409A of the Code is  required  to be delayed for a period of six (6) months following the Effective Date.

7.   Miscellaneous Provisions.

     7.1  Governing  Law and Consent to  Jurisdiction.  This  Agreement  and all
disputes relating to the  interpretation/enforcement  of this Agreement shall be subject to,  governed by, and construed in accordance with the laws of the State of Missouri,  notwithstanding  any authority to the contrary.  Each party hereby expressly  submits  and  consents to the  exclusive  personal  jurisdiction  and exclusive venue of the federal and state courts of competent jurisdiction in the
State of Missouri,  irrespective of the fact that one or both of the parties now is or may  become a  resident  of a  different  state  and  notwithstanding  any authority to the contrary.

     7.2 Entire  Agreement.  This  Agreement  and the  Employment  Agreement (as
modified by this Agreement)  constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior  agreements or understandings,  if any, between the parties with respect to such matters.  This
Agreement  may be modified or amended only by an agreement in writing  signed by both parties.

     7.3 No Waiver.  The failure of either party to insist on the performance of any of the terms or conditions of this  Agreement,  or failure to enforce any of the  provisions  of this  Agreement,  shall  not be  construed  as a waiver or a relinquishment  of any such  provision.  Any waiver or failure to enforce on any one occasion is effective only in that instance,  and the  obligations of either party with respect of any  provision in this  Agreement  shall  continue in full force and effect.

     7.4  Severability.  The provisions of this Agreement  shall be severable in the event that any of the  provisions  hereof are held by a court with competent jurisdiction to be invalid, void or otherwise  enforceable,  and other remaining provisions shall remain enforceable to the fullest extent permitted by the law.

     7.5 Construction of Agreement. This Agreement is the product of negotiation by and between the parties  and shall not be  strictly  construed  or  otherwise interpreted  against either party. In construing  this  Agreement,  any court of competent  jurisdiction/arbitrator  shall  give  effect  to  the  intent  of the parties.

     7.6 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, and by original or facsimile signature, which taken together shall constitute one and the same original agreement.

     IN WITNESS  WHEREOF,  the  parties  have  executed  and  entered  into this
Agreement,  with the intent to be legally bound by the provisions  hereof, as of the Effective Date.

                                       CONSULTANT:

                                       /s/ Dave Pazgan
                                       -----------------------------------------
                                       Dave Pazgan

                                       COMPANY:

                                       NOVASTAR MORTGAGE, INC.,
                                       for itself and on behalf of NovaStar
                                       Financial, Inc. and all direct and
                                       indirect subsidiaries thereof

                                       By:  /s/ W. Lance Anderson
                                          --------------------------------------

                                       Name:  W. Lance Anderson
                                            ------------------------------------

                                       Title:  President and Chief Executive
                                               Officer
                                             -----------------------------------